UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022 (June 9, 2022)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd., Suite 503, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2022, Smart for Life, Inc. (the “Company”) entered into a debenture purchase agreement (the “Purchase Agreement”) with twelve investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers original issue discount subordinated debentures in the aggregate principal amount of $1,705,882.35 (the “Debentures”). The Debentures contain an original issue discount of 15%, or an aggregate original issue discount of $255,882.35. As a result, the total purchase price was $1,450,000.

The Debentures bear interest at a rate of 17.5% per annum. The outstanding principal amount and all accrued interest is due and payable on the earlier of (i) the completion of the Company’s next equity financing, (ii) June 9, 2024 or (iii) within 30 days after election of repayment from the Purchaser so long as the election is after the 6-month anniversary of the Debenture (the “Maturity Date”). For purposes hereof, “next equity financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital in which the Company receives gross proceeds in excess of $20 million. The Maturity Date may be extended by a written agreement between the Purchaser and the Company. The Company may also voluntarily prepay the Debentures in whole or in part without premium or penalty.

The Purchase Agreement and the Debentures contain customary representations and warranties and events of default for a loan of this type. The Debentures are unsecured and are subordinated in right of payment to the prior payment in full of all senior indebtedness and are pari passu in right of payment to any other unsecured indebtedness incurred by the Company in favor of any third party. For the purpose hereof, “senior indebtedness” means all indebtedness of the Company to banks, insurance companies and other financial institutions or funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to the Debentures or otherwise indicates that it is pari passu with other unsecured indebtedness of the Company.

The foregoing summary of the terms and conditions of the Purchase Agreement and Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Debentures attached hereto as Exhibit 10.1 and 10.2, respectively, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Debenture Purchase Agreement
10.2	Form of Debenture
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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